CONTACT:	Michal D. Cann - President & CEO Phyllis A. Hawkins - SVP & CFO 360.679.3121	CORPORATE INVESTOR RELATIONS 5333 - 15TH AVENUE SOUTH, SUITE 1500 SEATTLE, WA 98108 206.762.0993 www.stockvalues.com

NEWS RELEASE

WASHINGTON BANKING COMPANY DECLARES CASH DIVIDEND

OAK HARBOR, WA – April 29, 2004 – Washington Banking Company (Nasdaq: WBCO), the holding company for Whidbey Island Bank and Washington Funding Group, announced that its Board of Directors has declared a cash dividend of $0.0725 per common share to be paid on May 25, 2004, to shareholders of record on May 10, 2004.

Since its initial public offering in 1998, WBCO has consistently paid a cash dividend each quarter. In addition to the cash dividends, the company paid a 10% stock dividend in October 2002 and a 15% stock dividend in February 2004.

“Our strategy includes enhancing value for our shareholders,” said Michal D. Cann, President and Chief Executive Officer. “Especially in today’s environment, we believe that a cash dividend is an excellent way to give our shareholders a tangible return on their investment.”

Earlier this week, Washington Banking Company announced first quarter results, including 17% loan growth from a year ago and net income of $1.1 million, or $0.20 per diluted share.

Washington Banking Company is a bank holding company based in Oak Harbor, Washington that operates Whidbey Island Bank, a state-chartered full-service commercial bank, and Washington Funding Group, a wholesale mortgage lending subsidiary. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 17 full-service branches located in Island, Skagit, Whatcom and Snohomish counties in Northwestern Washington. Washington Funding Group, established in 2003, provides wholesale lending services operating from four offices located in Washington and Oregon.

www.wibank.com

This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, continued success of the Company’s business plan, and the ability to continue to pay cash dividends. Readers should not place undue reliance on forward-looking statements which reflects management’s views only as of the date hereof. The words “will,” “believe,” “expect,” “should,” “likely,” “anticipate” and words of similar meaning are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic conditions; (2) changes in interest rates; (3) projected business increases following strategic expansion or are lower than expected; (4) competitive pressure among financial institutions increases significantly; (5) legislation or regulatory requirements or changes; and (6) the Company’s ability to realize the efficiencies it expects to receive from its investment in personnel and infrastructure. The ability of the company to pay dividends will depend on the profitability of its subsidiaries, the need to retain or increase capital, and the dividend restrictions imposed upon the Company by applicable banking law. Although the Company anticipates payment of regular cash dividends, the Company cannot guarantee that future dividends will be paid, as they are subject to these limitations and to the discretion of the Board of Directors, and could be reduced or eliminated. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were <HTML>made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

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NOTE: Transmitted on Business Wire at 2:00 pm PDT, April 29, 2004.